                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Mohawk Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           [Mohawk Industries Logo]

To the Stockholders of  Mohawk Industries, Inc.:

     You are cordially invited to attend the annual meeting of stockholders to be held on Thursday, May 17, 2001, at 10:00 a.m. local time, at the corporate headquarters of the Company, 160 South Industrial Boulevard, Calhoun, Georgia 30701.

     The principal business of the meeting will be to elect a class of directors to serve a three-year term beginning in 2001. During the meeting, we also will review the results of the past year and report on significant aspects of our operations during the first quarter of 2001.

     Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the enclosed, postage-prepaid envelope at your earliest convenience so that your shares will be represented at the meeting. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes. To receive a map and driving directions to the corporate headquarters, please call Christi Scarbro at (706) 624-2246.


                                                   Sincerely yours,



                                                   /s/ DAVID L. KOLB
                                                   -----------------

                                                   DAVID L. KOLB
                                                   Chairman

Atlanta, Georgia
March 29, 2001

                            MOHAWK INDUSTRIES, INC.
                        160 South Industrial Boulevard
                                P. O. Box 12069
                            Calhoun, Georgia 30701

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 May 17, 2001

     The annual meeting of stockholders of Mohawk Industries, Inc. (the "Company") will be held on Thursday, May 17, 2001, at 10:00 a.m. local time, at the corporate headquarters of the Company, 160 South Industrial Boulevard, Calhoun, Georgia 30701.

     The meeting is called for the following purposes:

     1. To elect two persons who will serve as the Company's Class III directors for a three-year term beginning in 2001; and

     2. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed March 19, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

       PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT
         YOUR SHARES WILL BE REPRESENTED. IF YOU CHOOSE TO ATTEND THE
                    MEETING, YOU MAY REVOKE YOUR PROXY AND
                          PERSONALLY CAST YOUR VOTES.

                                           By Order of the Board of Directors,


                                           /s/ JERRY L. MELTON
                                           -------------------

                                           Jerry L. Melton,
                                           Vice President & Corporate Secretary

Atlanta, Georgia
March 29, 2001

                            MOHAWK INDUSTRIES, INC.
                        160 South Industrial Boulevard
                                P. O. Box 12069
                            Calhoun, Georgia 30703



                             ____________________

                                PROXY STATEMENT

                             ___________________


     This Proxy Statement is furnished by and on behalf of the Board of Directors of Mohawk Industries, Inc. ("Mohawk" or the "Company") in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Thursday, May 17, 2001, and at any and all adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about March 29, 2001, to the stockholders of record of the Company (the "Stockholders") on March 19, 2001 (the "Record Date").

     Proxies will be voted as specified by Stockholders. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of the common stock of the Company (the "Common Stock") represented thereby will be voted FOR election of the nominees listed in this Proxy Statement as directors of the Company. A Stockholder's submission of a signed proxy will not affect his or her right to attend and to vote in person at the Annual Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted by (i) filing a written revocation with the Secretary of the Company, (ii) executing a proxy bearing a later date or (iii) attending and voting in person at the Annual Meeting.

     The presence of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum. Shares represented by proxies that are marked "withhold authority" or "abstain" will be counted as shares present for purposes of establishing a quorum. Shares represented by proxies, which include broker nonvotes, will also be counted as shares present for purposes of establishing a quorum. A broker nonvote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Once a quorum is established, the election of directors will require the affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote in the election at the Annual Meeting. Neither withholding authority to vote with respect to one or more nominees nor a broker nonvote will have an effect on the outcome of the election of directors.

     Pursuant to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), holders of Common Stock will be entitled to one vote for each share of Common Stock held. Pursuant to the provisions of the Delaware General Corporation Law, March 19, 2001 has been fixed as the Record Date for determination of Stockholders entitled to notice of and to vote at the Annual Meeting, and, accordingly, only holders of Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 52,418,980 shares of Common Stock issued and outstanding held by approximately 383 Stockholders.

           THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN
       THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for the Board of Directors of the Company to consist of three classes of directors serving staggered terms of office. Upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors. The Class III directors, Leo Benatar and David L. Kolb, have been nominated for re-election at the Annual Meeting. The Class I and Class II directors have one year and two years, respectively, remaining on their terms of office and will not be voted upon at the Annual Meeting.

     The Company's Certificate of Incorporation provides that the Company shall have at least two and no more than eleven directors, with the Board of Directors to determine the exact number. In addition, the Certificate of Incorporation divides the Board of Directors into three classes, with each to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors has by resolution set the number of directors at seven.

     It is the intention of the persons named as proxies to vote the proxies for Mr. Benatar's and Mr. Kolb's election as a Class III director of the Company, unless the Stockholders direct otherwise in their proxies. Each of Mr. Benatar and Mr. Kolb has consented to continue to serve as a director of the Company if re-elected. In the unanticipated event that Mr. Benatar or Mr. Kolb refuses or is unable to serve as a director, the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated. The Board of Directors has no reason to believe that Mr. Benatar or Mr. Kolb will be unable or will decline to serve as a director.

     The affirmative vote of a plurality of the shares represented and entitled to vote in the election at the Annual Meeting at which a quorum is present is required for the election of the nominees.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                 FOR THE ELECTION OF THE NOMINEES LISTED BELOW
                 ---

Director, Director Nominee and Executive Officer Information

     Based on information supplied by them, set forth below is certain information concerning the nominees for election as Class III directors and the directors in Classes I and II whose terms of office will continue after the Annual Meeting, including the name and age of each, his current principal occupation (which has continued for five years unless otherwise indicated), the name and principal business of the organization in which his occupation is carried on, the year each was elected to the Board of Directors of the Company, all positions and offices held during 2000 with the Company, and his directorships in other publicly held companies.

Nominees for Director

     Class III Nominees For Director (Current Terms Expire 2001)

     Leo Benatar--Mr. Benatar (age 71) has been a director of the Company since the consummation of the Company's initial public offering in April 1992 (the "Initial Public Offering"). Mr. Benatar has been an Associated Consultant with
A. T. Kearney since May 1996. From June 1995 until May 1996, Mr. Benatar was Chairman of the Board of Engraph, Inc., a manufacturer of packaging and product identification materials. Before June 1995, Mr. Benatar served as Chairman of the Board, President and Chief Executive Officer of Engraph, Inc. for more than five years. Engraph, Inc. was acquired by Sonoco Products Company, a manufacturer of packaging and product identification materials, in October 1992, and Mr. Benatar served as Senior Vice President and a director of Sonoco Products Company from October 1992 until May 1996. Mr. Benatar is also a director of Interstate Bakeries Corporation, a manufacturer and distributor of food products, Aaron Rents, Inc., a furniture and appliance retailer, Paxar Corporation, an apparel labels manufacturer, and Johns Manville Corporation, an insulation and building products manufacturer. From January 1, 1994 until December 31, 1995, Mr. Benatar also served as Chairman of the Federal Reserve Bank of Atlanta.

     David L. Kolb--Mr. Kolb (age 62) served as President of Mohawk Carpet Corporation (now one of the Company's principal operating subsidiaries) until Mohawk Carpet Corporation was acquired by the Company in December 1988, at which time he became Chairman of the Board of Directors and Chief Executive Officer of the

Company. Effective January 1, 2001, Mr. Kolb retired from his position as Chief Executive Officer but remains Chairman of the Board of Directors and will continue to be actively involved in the strategic direction of the Company. Prior to joining Mohawk Carpet Corporation, Mr. Kolb served in various executive positions with Allied-Signal Corporation for 19 years, most recently as Vice President and General Manager of Home Furnishings. In 1988 and 1989, he served as Chairman of The Carpet and Rug Institute. Mr. Kolb is also a director of Chromcraft Revington Corporation, a furniture manufacturer, First Union National Bank of Georgia and Paxar Corporation, a provider of identification and tracking solutions to retailers and apparel manufacturers.

Continuing Directors

  Class I Directors Continuing in Office (Terms Expire 2002)

     Jeffrey S. Lorberbaum--Mr. Lorberbaum (age 47) has been a director of the Company since March 28, 1994 and served as President and Chief Operating Officer of the Company since January 24, 1995. Effective January 1, 2001, Mr. Lorberbaum succeeded Mr. Kolb as Chief Executive Officer and currently holds the position of President and Chief Executive Officer. Mr. Lorberbaum joined Aladdin Mills, Inc. ("Aladdin"), currently a division and formerly a wholly-owned subsidiary of the Company, in 1976 and served as Vice President--Operations from 1986 until February 25, 1994 when he became President and Chief Executive Officer of Aladdin.

     Robert N. Pokelwaldt--Mr. Pokelwaldt (age 64) has been a director of the Company since the consummation of the Initial Public Offering. Mr. Pokelwaldt served as Chairman and Chief Executive Officer of York International Corporation, a manufacturer of air conditioning and cooling systems, from January 1993 until his retirement in October 1999. He also served York International from June 1991 until January 1993 as President, Chief Executive Officer and a director and, from January 1990 until June 1991, as President and Chief Operating Officer. Mr. Pokelwaldt is also a director of Carpenter Technologies Corporation, a manufacturer of specialty steel, Susquehanna Pfaltzgraff Corp., a manufacturer of dinnerware products and an owner/operator of radio and cable systems networks, Intersil Corp., a telecommunications chip manufacturer, and GPH Corp., a power distribution company.

  Class II Directors Continuing in Office (Terms Expire 2003)

     Bruce C. Bruckmann--Mr. Bruckmann (age 47) has been a director of the Company since October 1992. Mr. Bruckmann has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc., a venture capital firm, since January 1995. From March 1994 to January 1995, Mr. Bruckmann served as Managing Director of Citicorp Venture Capital, Ltd. ("CVC, Ltd.") and as an executive officer of 399 Venture Partners, Inc. (formerly Citicorp Investments, Inc.). From 1983 until March 1994, Mr. Bruckmann served as Vice President of CVC, Ltd. Mr. Bruckmann is also a director of AmeriSource Distribution Corporation, a distributor of pharmaceuticals, Town Sports International, Inc., a fitness club operator, Anvil Knitwear, Inc., an activewear manufacturer, Penhall International, Inc., a renter of operator-assisted construction equipment, California Pizza Kitchen, Inc., a casual restaurant chain serving pizza, pasta and salads, and Mediq, Inc., a renter of movable critical care and life-support medical equipment.

     Larry W. McCurdy--Mr. McCurdy (age 65) has been a director of the Company since the consummation of the Company's Initial Public Offering. Mr. McCurdy was President and Chief Executive Officer of Moog Automotive, Inc., a privately held manufacturer of automotive aftermarket products, from November 1985 until April 1994. Moog Automotive, Inc. was acquired by Cooper Industries, Inc., a manufacturer of electrical and automotive products, tools and hardware, in October 1992, and Mr. McCurdy became Executive Vice President-Operations of Cooper Industries, Inc. in April 1994. Mr. McCurdy held that position until March 7, 1997, when he became President, Chief Executive Officer and a director of Echlin Inc., a worldwide manufacturer of motor vehicle parts. On December 17, 1997, Mr. McCurdy was elected Chairman of the board of directors of Echlin, Inc. In July 1998 Echlin was merged with Dana Corporation, a global leader in the engineering, manufacturing and distribution of components and systems for worldwide vehicular and industrial manufacturers. Mr. McCurdy served as President of the Dana Automotive Aftermarket Group from July 1998 until his retirement in August 2000. Mr. McCurdy also serves on the boards of directors of American Axle & Manufacturing Holdings, Inc., Lear Corporation, both international manufacturers for original equipment vehicles, Breed Technologies, Inc., an equipment supplier of air bag sensing devices and air bag components and Genuine Parts, Inc., a North American automotive parts distributor.

     Sylvester H. Sharpe--Mr. Sharpe (age 69) has been a director of the Company since October 1999. Mr. Sharpe has served as Executive Vice President of the Residential Business of the Company since January 1995. From 1975 to 1995, Mr. Sharpe served as the Executive Vice President of Aladdin.

     In connection with the merger of Aladdin with a wholly owned subsidiary of the Company in February 1994 (the "Aladdin Merger"), the Company agreed to appoint to its Board of Directors up to two persons designated by the former shareholders of Aladdin, and Messrs. Jeffrey Lorberbaum and Sylvester H. Sharpe are such designees. The Company is required to nominate up to two persons designated by such holders for election or re-election, as the case may be, to the Board of Directors of the Company and to use its best efforts to cause such nominees to be elected to the Board of Directors. At such time as the former shareholders of Aladdin have disposed of 50% or more of the Common Stock issued to them in the Aladdin Merger, the Company will be required to nominate only one such person to the Board of Directors, and at such time as the former shareholders of Aladdin have disposed of 75% or more of the Common Stock issued to them in the Aladdin Merger, the Company will no longer be required to nominate any of such persons to the Board of Directors.

Meetings and Committees of the Board of Directors

     General. During fiscal 2000, the Board of Directors held eight meetings. All members of the Board of Directors attended at least 75% of the total number of Board of Directors and Committee meetings that they were eligible to attend.

     The Audit Committee consists of Mr. Bruckmann, Mr. McCurdy and Mr. Pokelwaldt. The Audit Committee met two times during 2000. The Audit Committee oversees management's conduct of the financial reporting process, the system of internal, financial and administrative controls and the annual independent audit of the Company's financial statements. In addition, the Audit Committee makes recommendations to the Board of Directors regarding the Company's employment of independent auditors, reviews the independence of such auditors, approves the scope of the annual activities of the independent and internal auditors and reviews audit results. The Board of Directors has adopted a written charter for the audit committee, a copy of which is attached to this proxy statement as Appendix A. See also "Audit Committee-Report of the Audit Committee of the Board
----------
of Directors of Mohawk Industries, Inc."

     The Compensation Committee consists of Mr. Benatar and Mr. Pokelwaldt. The Compensation Committee met five times during 2000. The Compensation Committee is responsible for deciding, recommending and reviewing the compensation, including benefits, of the executive officers and directors of the Company and for administering the Company's incentive compensation plans. See also "Executive Compensation and Other Information--Report of the Compensation Committee of the Board of Directors of Mohawk Industries, Inc."

     The Company has no nominating committee.

     Director Compensation. Employees of the Company or its subsidiaries who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or any Committee of the Board of Directors. The Company pays non-employee directors an annual retainer of $20,000 and a fee of $2,000 for each Board meeting and $1,000 for each Committee meeting attended. In lieu of this retainer and fees, Mr. Kolb receives an annual retainer of $150,000 for his services as Chairman of the Board of Directors. Committee Chairmen also receive an annual retainer of $2,500. Pursuant to the Company's 1993 Stock Option Plan and the 1997 Long-Term Incentive Plan, directors who are not employees of the Company are initially granted a non-qualified stock option to purchase 11,250 shares of Common Stock as of the date they commence service as a director. On January 1 of each year, eligible directors who are directors on such date receive an option to purchase 2,250 shares of Common Stock. The exercise prices for all such option grants are based on a formula that with respect to initial grants relates to the closing sale price of the underlying Common Stock on the business day immediately preceding the date of grant and with respect to subsequent grants is the average of the closing sale prices of the underlying Common Stock on the last business day of each of the Company's four fiscal quarters during the preceding fiscal year. The Company reimburses all directors for expenses the directors incur in connection with attendance at meetings of the Board of Directors or Committees.

     In December 1996, the Board of Directors adopted the Mohawk Industries, Inc. 1997 Non-Employee Director Stock Compensation Plan (the "Director Stock Compensation Plan") to promote the long-term growth of the

Company by providing a vehicle for its non-employee directors to increase their proprietary interest in the Company and to attract and retain highly qualified and capable non-employee directors. Under the Director Stock Compensation Plan, non-employee directors may elect to receive their annual cash retainer fees (excluding any meeting fees) in shares of Common Stock of the Company, based on the fair market value of the Common Stock on the quarterly payment date. The maximum number of shares of Common Stock which may be granted under the plan is 37,500 shares, which shares may not be original issue shares. In 1997, the Director Stock Compensation Plan was amended by the Board of Directors to include an optional income deferral feature using a book entry (phantom stock) account that would fluctuate in value based on the performance of the Common Stock of the Company over the deferral period. The Board of Directors may suspend or terminate the Director Stock Compensation Plan at any time.

Executive Officers

     The executive officers of the Company serve at the discretion of the Board of Directors and are comprised of Mr. Jeffrey Lorberbaum (who is identified above), John D. Swift, Herbert M. Thornton and William B. Kilbride.


     John D. Swift--Mr. Swift (age 59) served as Vice President--Finance of Mohawk Carpet Corporation from September 1984 to December 1988 and since that time has served as Vice President--Finance and Chief Financial Officer of the Company. Mr. Swift served as Treasurer of the Company from December 1988 to February 1994 and served as Secretary of the Company from December 1988 to May 23, 1996. Prior to joining Mohawk Carpet Corporation, he worked for General Electric Company for 18 years in various positions of accounting, auditing and financial management.

     Herbert M. Thornton--Mr. Thornton (age 59) joined Karastan Bigelow, a division of Fieldcrest Cannon, Inc. ("Karastan") in July 1990 and was named President of Karastan at the time of that division's acquisition by Mohawk in July 1993. Mr. Thornton served in that position until April of 2000 when he became President of the Fashion and Performance Division (which serves the commercial and hospitality markets and the Karastan customers). Before joining Karastan, Mr. Thornton served as President of Hollytex, Inc., a carpet manufacturer, which he joined in December 1984.

     William B. Kilbride--Mr. Kilbride (age 50) joined American Rug Craftsmen, formerly a wholly owned subsidiary of the Company, as its President in June 1992. Mr. Kilbride served in that position until he became President of the Home Products Division (which consists of rugs, other than Karastan, throws, bedspreads, pillows, table linens and mats) upon its formation in July 1999. Before joining American Rug Craftsmen, Mr. Kilbride served as First Vice President--Planning of Dean Witter Discover, which he joined in February 1983.

                                AUDIT COMMITTEE

     The Company has an Audit Committee of the Board of Directors composed of three directors who are independent as defined in sections 303.01(B)(2)(a) and
(3) of the New York Stock Exchange listing standards.

Report of the Audit Committee of the Board of Directors of Mohawk Industries,
Inc.

     The Audit Committee members reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management. The Audit Committee members also discussed the matters required to be discussed by Statement of Auditing Standards No. 61 with the Company's independent auditors, KPMG LLP ("KPMG"). The Audit Committee received the written disclosure letter from KPMG required by Independence Board Standard No. 1. In addition, the members of the Audit Committee considered whether the provision of services by KPMG for the year ended December 31, 2000 described below under "All Other Fees" was compatible with maintaining KPMG's independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                Audit Committee

                          Larry W. McCurdy - Chairman
                              Bruce C. Bruckmann
                             Robert N. Pokelwaldt

     Audit Fees

     The Company was billed $530,000 for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for the year ended December 31, 2000.

Financial Information Systems Design and Implementation Fees

     None.

     All Other Fees

     The Company was billed $683,737 for all fees other than the fees discussed above under "Audit Fees."


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

     Decisions and recommendations regarding the compensation of the Company's executives are made by a two member Compensation Committee composed entirely of directors who have never served as officers or employees of the Company. Following is a report of the Compensation Committee concerning the Company's executive compensation policies for 2000.

Report of the Compensation Committee of the Board of Directors of Mohawk Industries, Inc.

     Executive Compensation Philosophy. The Committee believes that a compensation program that enables the Company to attract and retain outstanding executives will assist the Company in meeting its long-range objectives, thereby serving the interest of the Company's Stockholders. The compensation program of the Company is designed to achieve the following objectives:

     1. Provide compensation opportunities that are competitive with those of companies of a similar size.

     2. Create a strong link between the executive's compensation and the Company's annual and long-term financial performance.

     3. Include above average elements of financial risk through performance-based incentive compensation which offers an opportunity for above average financial reward to the executives.

     The Company's executive compensation program has three components: base salaries, annual incentives and long-term incentives.

     Base Salaries. The Company's executive officers receive base salaries as compensation for the skills, knowledge and experience that they bring to their positions. Base salaries paid to the Company's executive officers are intended to be maintained at a competitive level with companies of a similar size. In order to assess competitive rates, the Committee uses compensation surveys, produced by the Vice President - Human Resources of the Company using publicly available information, of executives with similar job functions and responsibilities in public companies engaged in nondurable goods manufacturing in the same net sales range. The group of companies included in the surveys used has typically been broader than the peer group used in the Performance Graph following this report because the competitive marketplace for executive talent has been viewed by the Committee as national in scope and not restricted to the carpet and textile industries. With respect to base salaries, the Committee has tried to achieve competitive rates by targeting the approximate midpoint of the range of base salaries for comparable positions. Within this overall policy, the Committee has preserved the flexibility to make exceptions where performance over several years dictates a higher base salary.

     Annual Incentive Bonuses. Annual incentive bonuses under the executive incentive program are provided in addition to base salaries to create total annual compensation. Using the compensation surveys discussed above, the Committee has targeted the upper quartile of total annual compensation for similarly situated executives in companies of similar size. By placing a significant portion of an executive's annual pay "at risk," the Committee believes that compensation is more directly related to performance and will more closely link the financial interests of the executives and those of the Stockholders. Given the Company's aggressive business objectives, the Committee believes this policy to be appropriate and fair for both the executives and the Stockholders.

     The 2000 Executive Incentive Program (the "Plan") was designed to provide incentive bonus opportunities for approximately 26 key executives of the Company, including the executive officers named in the Summary Compensation Table. For those executives who were classified as Corporate Participants, including the Chief Executive Officer ("CEO"), the Chief Operating Officer and the Chief Financial Officer, to be eligible for any bonus the total corporation must have attained in 2000 a threshold level of earnings per share ("EPS") established by the Committee. For those executives who were classified as Residential Business Participants, Karastan Business Participants, Commercial Business Participants or Home Products Participants, to be eligible for any bonus their business unit must have attained in 2000 a threshold level of EPS contribution established by the Committee. The factors considered in establishing the thresholds in the Plan were the previous year's EPS for the total corporation and EPS contribution by each business unit. If the threshold is attained, then the bonus calculation is based on the attainment of increasing levels of improvement of (i) 2000 EPS over 1999 EPS and (ii) 2000 Earnings After Capital Charge ("EAC") (after tax operating earnings less a cost of capital charge) over EAC targets established by the Committee using 1999 results as a base. The bonus calculation is weighted 75% to the EPS level attained and 25% to the EAC level attained. The bonus attainable at various levels in the Plan is calculated as a percentage of 2000 compensation payments excluding all bonus, deferred bonus and other non-salary amounts ("Base Compensation"). The percentages of Base Compensation for which individual participants become eligible at the various levels vary and were set for the CEO by the Committee and for the other executives by the CEO (subject to the approval of the Committee) in order to relate performance goals to a targeted level of total annual compensation.

     A portion of each award ranging from 20% to 25% is paid as follows: one-half is paid in shares of the Common Stock purchased in the market and issued to the participant as restricted shares under the Mohawk Industries, Inc. 1997 Long-Term Incentive Plan and one-half is used to pay withholding tax on the award. One-half of the shares granted will be restricted for one year and the other half for two years. The number of restricted shares to be granted is calculated using the average monthly closing stock price of the Common Stock during 2000. The balance of the award is paid in cash to the participant in 2001.

     The Committee has the authority to interpret the Plan, make changes therein or grant special bonuses for exceptional performance as it determines appropriate.

     Long-Term Incentives. The Company provides long-term incentives to its executives through stock option programs designed to encourage executives to acquire and hold shares of Common Stock. The stock option plans are designed to retain executives and motivate them to improve the market value of the Common Stock over a number of years. The Committee believes that equity ownership by executives furthers the Committee's compensation policy objective of aligning long-term financial interests of executives with those of the Stockholders. The Committee considers the amount and terms of options previously awarded to and held by executive officers in determining the size of option grants. In 2000, options were granted to three of the executive officers named in the Summary Compensation Table. These options all vest in 20% annual increments.

     Other Compensation Plans. The Company maintains several broadly-based employee benefit plans in which the executive officers are permitted to participate on the same terms as other employees. These include the retirement savings plan (designed to qualify under section 401(k) of the Internal Revenue
Code), a supplemental executive retirement plan which provides certain supplemental retirement and other benefits to certain executives who have completed an aggregate of 60 months employment with the Company, and a nonqualified deferred compensation plan for highly compensated employees which permits deferral of income on a portion of the employee's compensation.

     To the extent readily determinable and as one of the factors in its consideration of the various components of executive compensation, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that deductible under
Section 162(m) of the Internal Revenue Code. The Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

     Chief Executive Officer Compensation. In accordance with the compensation philosophy and process described above, the Committee set Mr. Kolb's base salary for 2000 at $582,000, which was below the midpoint for CEO's of similar sized companies in the surveys used by the Committee. Mr. Kolb's total annual cash compensation is linked to the Company's performance by his participation in the 2000 Executive Incentive Program. Under the Plan, he would earn no bonus unless 2000 EPS exceeded the threshold level established in the Plan. In 2000, Mr. Kolb earned a bonus equal to approximately 103% of his Base Compensation based upon an improvement in EPS for the total corporation of 15 percent over 1999 EPS and an improvement in EAC for the total corporation of 4 percent over 1999 EAC. This bonus will be paid in cash and restricted shares as described above. In 2000, Mr. Kolb was awarded stock options to purchase 1,500 shares of Common Stock at fair market value on the dates of the grants. These options vest in 20% annual increments.

     The Committee's objectives in setting Mr. Kolb's compensation for 2000 were to be competitive with other companies in the carpet industry and with other public companies of a similar size and to provide Mr. Kolb with appropriate incentives to achieve the Company's short-term and long-term objectives. As previously announced, Mr. Kolb retired as Chief Executive Officer of the Company as of January 1, 2001, and continues to serve as Chairman of the Board of Directors in a non-executive officer, non-employee capacity.


                            Compensation Committee
                        Robert N. Pokelwaldt - Chairman
                                  Leo Benatar

Performance Graph

     The following is a line graph comparing the yearly percentage change in the Company's cumulative total stockholder returns to those of the Standard & Poor's 500 Index and a group of peer issuers beginning on December 31, 1995 and ending on December 31, 2000.

     Comparison of Total Cumulative Returns Among Mohawk Industries, Inc.,
                      the S&P 500 Index and a Peer Group



                               12/31/95         12/31/96         12/31/97         12/31/98         12/31/99         12/31/00
                      ------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Mohawk                        $  100.00        $  140.80        $  210.59        $  403.78        $  253.19        $  262.79
----------------------------------------------------------------------------------------------------------------------------
S&P 500                          100.00        $  122.96        $  163.98        $  210.84        $  255.22        $  231.98
----------------------------------------------------------------------------------------------------------------------------
Peer Group                       100.00        $   98.96        $  125.63        $  147.98        $   92.54        $   88.61
----------------------------------------------------------------------------------------------------------------------------

     The peer group includes the following companies: Burlington Industries Equity, Inc., Cone Mills Corporation, Crown Crafts, Inc., Guilford Mills, Inc., Interface, Inc., Shaw Industries, Inc., Springs Industries, Inc. and West Point Stevens, Inc. Total return values were calculated based on cumulative total return, assuming the value of the investment in the Company's Common Stock and in each index on December 31, 1995 was $100 and that all dividends were reinvested. The Company is not included in the peer group because management believes that, by excluding the Company, investors will have a more accurate view of the Company's performance relative to certain other carpet and textile companies.

Summary of Cash and Certain Other Compensation

     The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 1998, 1999, and 2000 for
(i) the Chairman and Chief Executive Officer of the Company and (ii) each of the four other most highly compensated executive officers of the Company (determined as of December 31, 2000) (collectively, the "Named Executive Officers").

                          Summary Compensation Table

                                                                                                 Long-Term
                                                    Annual Compensation                         Compensation
                                          --------------------------------------     ----------------------------------
                                                                   Other Annual       Restricted      Securities     All Other
                                             Salary     Bonus      Compensation         Stock         Underlying    Compensation
           Name and Position          Year    ($)        ($)         ($)(1)           Awards($)(2)    Options(#)       ($) (3)
-------------------------------       ----  --------   --------    ----------        -----------      ----------      ---------
David L. Kolb..................       2000  $582,000   $512,407      $     --            $86,657           1,500          $3,450
 Chairman and Chief Executive         1999   565,000    589,542       151,354             64,662           7,000           3,200
  Officer (4)                         1998   525,000    551,250       439,827             89,077              --           3,200

Jeffrey S. Lorberbaum..........       2000  $495,000   $363,176      $     --            $61,437           1,500          $3,450
President and                         1999   480,000    417,375            --             45,793           7,000           3,200
 Chief Operating Officer (4)          1998   465,000    406,875            --             58,125              --           3,200

Herbert M. Thornton............       2000  $295,417   $186,000      $     --            $29,134          20,000          $3,450
Senior Vice President;                1999   248,333    153,125            --             14,661           7,000           3,200
President-Commercial Business         1998   234,167    146,355            --             19,881              --           3,200

William B. Kilbride............       2000  $290,000   $183,750      $     --            $28,824              --          $3,450
 President - Mohawk Home              1999   275,000    206,250            --             21,946          27,000           4,105
                                      1998   235,000    184,290            --             26,555              --           3,146

John D. Swift..................       2000  $275,000   $173,853      $     --            $27,333              --          $3,450
 Vice President-Finance and           1999   267,000    199,082         6,067             20,363           7,000(5)        3,200
 Chief Financial Officer              1998   247,000    185,250        21,660             27,960              --           3,200

______________
(1) Amounts in 1999 include (i) imputed interest on the outstanding balance of interest free loans made by the Company to Messrs. Kolb and Swift upon exercise of certain stock options in the amounts of $82,335 and $3,317, respectively, and (ii) $69,019 and $2,780 paid by the Company in 1999 to Messrs. Kolb and Swift, respectively, so that each could pay the 1999 tax liability on imputed income arising from such interest free loans. Amounts in 1998 include (i) imputed interest on the outstanding balance of the interest free loans made by the Company to Messrs. Kolb and Swift upon exercise of certain stock options in the amounts of $239,263 and $11,783, respectively, and (ii) $200,564 and $9,877 paid by the Company in 1998 to Messrs. Kolb and Swift, respectively, so that each could pay the 1998 tax liability on imputed income arising from such interest free loans. In connection with the leveraged buyout of the Company in 1988 and in lieu of purchasing shares of the Company's Common Stock, each of Messrs. Kolb and Swift obtained an equity interest in the Company by entering into a stock option agreement (the "Option Agreement") with the Company that differed only with respect to the number and exercise price of the shares subject to the option. This arrangement allowed the Company to receive a tax benefit on its tax return in the amount of the tax effect of the taxable compensation provided to the individual under the Option Agreements; however, upon exercise of the options, the individual is subject to taxation at ordinary income rates. Pursuant to the Option Agreements, which were amended in 1992, when one of the individuals exercises an option, receives shares of the Company's Common Stock which were subject to the option (the "Optioned Stock") and does not sell the shares of Optioned Stock, he is entitled to borrow from the Company on an interest free basis an amount necessary to pay his income tax liability. When the individual sells the shares of Optioned Stock, he must repay the loan. At the time of the sale of the shares of Optioned Stock, the individual is reimbursed for the amount of tax incurred by the individual upon the exercise of the option and the sale of the Optioned Stock in excess of the amount of tax the individual would have incurred, using the capital gains rate in effect at the time of the sale, had the individual held the stock from the option grant until the sale. In addition, the individual is reimbursed for the tax liability incurred by reason of the payment described in the preceding sentence. The Company has recorded a tax benefit in its tax return concurrent with these payments. Since

     January 1, 1996, Mr. Kolb and Mr. Swift exercised their options under the Option Agreements, elected not to resell their shares of Optioned Stock and borrowed money from the Company pursuant to the Option Agreements in order to pay their income tax liability. Mr. Kolb exercised options to acquire 1,200,075 shares of Optioned Stock and received a Loan from the Company in the original principal amount of $3,928,956. Mr. Swift exercised options to acquire 127,125 shares of Optioned Stock and received a Loan from the Company in the original principal amount of $415,929. In March 1997, each of the executives named above entered into a supplement to the Loan (the "Supplemental Loan") for the purpose of providing to such executives the difference in their income tax liability calculated using the statutory withholding rate used to determine the original principal amounts of the Loans and then calculated using their actual tax rate. Mr. Kolb received a Supplemental Loan in the original principal amount of $1,152,570. Mr. Swift received a Supplemental Loan in the original principal amount of $120,358. During 1997, Mr. Kolb and Mr. Swift sold certain of these shares and made the required repayments of both the Loan and the Supplemental Loan. In March 1999, the Company entered into agreements with each of Messrs. Kolb and Swift terminating the Option Agreements and providing for settlement of all amounts due to the executives from the Company and all amounts due to the Company from the executives. Under the termination agreements, the Company made deductible tax indemnification payments to each of the executives aggregating approximately $3,343,000, which amounts were used to repay portions of the outstanding loans. Messrs. Kolb and Swift have repaid an aggregate amount of approximately $4,291,000, which includes the repayment in full of Messrs. Kolb and Swift's loans. The net cash benefit to the Company was approximately $2,268,000. All future obligations under the Option Agreements have been terminated.

(2) Amounts in 2000 include 2,790, 1,978, 880, 928 and 938 shares for Messrs. Kolb, Lorberbaum, Swift, Kilbride and Thornton, respectively. These shares were granted on February 26, 2001, in connection with each executive's annual incentive bonus for 2000 and have been valued at $31.06 per share. The restrictions will lapse on February 15, 2002 for 50% of the shares and will lapse on February 15, 2003 for the remaining 50%. Amounts in 1999 include 2,858, 2,024, 900, 970 and 648 shares for Messrs. Kolb, Lorberbaum, Swift, Kilbride and Thornton, respectively. These shares were granted on February 15, 2000, in connection with each executive's annual incentive bonus for 1999 and have been valued at $22.625 per share. The restrictions lapsed on February 15, 2001 for 50% of the shares and will lapse on February 15, 2002 for the remaining 50%. Amounts in 1998 include 2,536, 1,872, 796, 756 and 566 shares for Messrs. Kolb, Lorberbaum, Swift, Kilbride and Thornton, respectively. These shares were granted on February 19, 1999, in connection with the executive's annual incentive bonus for 1998 and have been valued at $35.125 per share. The restrictions lapsed on February 19, 2000 for 50% of the shares and lapsed on February 19, 2001 for the remaining 50%. See "Executive Compensation and Other Information-- Report of the Compensation Committee of the Board of Directors of Mohawk Industries, Inc."

(3) Except with respect to Mr. Kilbride in 1999 and 1998, represents matching contributions pursuant to the Company's Retirement Savings Plan. In 1999 and 1998, amounts for Mr. Kilbride represent contributions pursuant to the American Rug Craftsmen 401(k) Savings and Retirement Plan.

(4) Effective January 1, 2001, Mr. Kolb retired from his position as Chief Executive Officer and Mr. Lorberbaum, was appointed by the Board of Directors as Chief Executive Officer.

(5) Amount represents options granted in 1999 pursuant to the 1993 Stock Option Plan (3,500 shares) and the 1997 Long Term Incentive Plan (3,500 shares).

Option Grants

     The following table sets forth information on options granted to the Named Executive Officers in fiscal 2000.

                          Option Grants In Fiscal Year
                            Ended December 31, 2000

                                               Individual Grants
                                  ---------------------------------------------
                                                                                                  Potential Realizable Value at
                                                                                                  Assumed Annual Rates of Stock
                                  Number of       % of Total                                      Price Appreciation for Option
                                  Securities    Options Granted                                              Term (2)
                                  Underlying    to Employees in     Exercise or                   -----------------------------
                                   Options         the Fiscal       Base Price     Expiration
          Name                     Granted          Year (1)          ($/Sh)          Date           5%                  10%
          ----                    ----------    ---------------     -----------    ----------     --------            ---------
David L. Kolb (3)                      1,500          0.83%          $   22.6250      02/16/10     $ 21,343            $  54,087
Jeffrey S. Lorberbaum (3)              1,500          0.83%          $   22.6250      02/16/10     $ 21,343            $  54,087
Herbert M. Thornton (4)               20,000         11.05%          $   23.5625      05/18/10     $296,366            $ 751,051
-------------------------------------------------------------------------------------------------------------------------------

(1) The total number of shares of Common Stock covered by options granted to employees in the 2000 fiscal year was 181,000.
(2) Potential realizable value is based on the assumption that the Common Stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year option term. The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission (the "Commission") and are not intended to predict future performance.
(3) These options were granted under the Company's 1992 Mohawk-Horizon Plan and vest in 20% annual increments beginning February 16, 2001.
(4) Mr. Thornton's options were granted under the Company's 1993 Stock Option Plan and vest in 20% increments beginning May 18, 2001.

Option Exercises and Holdings

     The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during fiscal 2000 and the number of shares covered by both exercisable and non-exercisable stock options held by the Named Executive Officers as of December 31, 2000. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock (which was $27.375).

                         Aggregated December 31, 2000
                             Year End Option Values

                                                                      Number of Securities        Value of Unexercised
                                                                     Underlying Unexercised       In-the-Money Options
                                                                     Options at FY-End (#)           at FY-End ($)
                                                                   --------------------------  --------------------------
                                   Shares
                                   ------
                                 Acquired on       Value
                                 -----------       -----
Name                              Exercise       Realized (1)      Exercisable  Unexercisable  Exercisable  Unexercisable
----                           ---------------  -----------------  -----------  -------------  -----------  -------------
David L. Kolb................           37,500          $312,375      1,400          7,100      $    5,381       $ 28,650
Jeffrey S. Lorberbaum........                -                 -     76,400          7,100      $1,277,254       $ 28,650
William B. Kilbride..........                -                 -     40,649         23,850      $  395,583       $ 57,618
John D. Swift................            7,200          $109,512      1,400          5,600      $    5,381       $ 21,525
Herbert M. Thornton..........                -                 -      8,150         30,100      $   59,379       $133,774

___________

(1) Value realized is the difference between the fair market value of the securities underlying the options and the exercise price on the date of exercise.

Pension Plans
-------------

  The following table shows estimated annual retirement benefits payable to Mr. Swift at age 65 under the Supplemental Executive Retirement Plan (the "SERP") as described below.

                               Pension Plan Table
                               ------------------

                                               Years of Service
                             ---------------------------------------------------
Remuneration                    15            20            25        30 or More
------------                 --------      --------      --------     ----------
   $ 200,000.............    $ 80,000      $ 80,000      $ 80,000      $ 80,000
     300,000.............     120,000       120,000       120,000       120,000
     400,000.............     160,000       160,000       160,000       160,000
     500,000.............     200,000       200,000       200,000       200,000
     600,000.............     240,000       240,000       240,000       240,000
     700,000.............     280,000       280,000       280,000       280,000
     800,000.............     320,000       320,000       320,000       320,000
     900,000.............     360,000       360,000       360,000       360,000
     1,000,000...........     400,000       400,000       400,000       400,000
     1,100,000...........     440,000       440,000       440,000       440,000
     1,200,000...........     480,000       480,000       480,000       480,000
     1,300,000...........     520,000       520,000       520,000       520,000

     The following table shows estimated annual retirement benefits payable to Mr. Kolb, the Company's Chairman and former Chief Executive Officer, at age 65 under the SERP.

                              Pension Plan Table
                              ------------------

                                               Years of Service
                             -------------------------------------------------
Remuneration                    15            20           25       30 or More
------------                 ---------    ---------    ----------   ----------
   $ 500,000.............    $250,000     $250,000     $250,000     $250,000
     600,000.............     300,000      300,000      300,000      300,000
     700,000.............     350,000      350,000      350,000      350,000
     800,000.............     400,000      400,000      400,000      400,000
     900,000.............     450,000      450,000      450,000      450,000
     1,000,000...........     500,000      500,000      500,000      500,000
     1,100,000...........     550,000      550,000      550,000      550,000
     1,200,000...........     600,000      600,000      600,000      600,000
     1,300,000...........     650,000      650,000      650,000      650,000
     1,400,000...........     700,000      700,000      700,000      700,000

     The Company has established a Retirement Savings Plan (the "Retirement Savings Plan"), which is a combination 401(k)/profit-sharing plan that provides for employee pre-tax contributions under Section 401(k) of the Internal Revenue Code, Company matching contributions, and, if profits are sufficient, a Company profit sharing contribution. The Company has also established the SERP, a non-qualified plan designed to supplement the benefits payable under the Retirement Savings Plan and certain other plans. The SERP provides such benefits to Mr. Kolb and Mr. Swift.

     Benefits under the SERP generally vest after the participant has sixty (60) months of employment with the Company and generally can begin once the participant attains age 60. The retirement benefit payable at age 65 to Mr. Kolb (and prior to reduction as described below) is 50% of Mr. Kolb's average annual compensation (meaning salary, bonuses, and certain pre-tax deferrals to Company benefit plans, but does not include reimbursements for tax payments in connection with stock option exercises) over the final sixty (60) months prior to termination of employment. The retirement benefit payable at age 65 to Mr. Swift (and prior to reduction as described below) is 40% of Mr. Swift's average annual compensation (as determined in accordance with the preceding sentence). Benefits under the SERP are reduced (i) if at retirement the participant has fewer than 15 years of employment with the Company for Mr. Swift or 14 years of employment with the Company for Mr. Kolb, and (ii) if the participant begins to receive SERP benefits prior to age 65.

     Benefits payable under the SERP as shown in the foregoing tables are reduced by (i) one-half of the participant's Social Security benefits; (ii) certain other Company benefit plans; and (iii) the annuity benefit to the participant from a subsequent employer's pension plan. Upon retirement, the normal form of SERP benefit is a life annuity for the life of the participant, but the Board and the participant may approve payment in an alternate form. There are also certain death benefits and medical benefits that are payable under the SERP.

     Upon his retirement at December 31, 2000, Mr. Kolb had an average five-year compensation of $1,121,493 and 20 years of creditable service and his annual retirement benefit is $497,005. Mr. Swift had an average five-year compensation of $439,000 and 16 years of creditable service. Neither Mr. Jeffrey Lorberbaum, Mr. Herbert M. Thornton nor Mr. Kilbride participates in the SERP.

Certain Relationships and Related Transactions

     Mr. Lorberbaum and members of his immediate family are shareholders of, and one of them is a director of, an entity which transacts business with the Company. The aggregate dollar amount paid by the Company to this related party in 2000 was $219,601. Mr. Lorberbaum and his family sold their interest in this business during 2001. Management of the Company believes that such transactions were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties in similar transactions.

     In connection with his retirement as Chief Executive Officer of the Company on January 1, 2001, Mr. Kolb and the Company entered into an agreement under which he agrees to continue to serve as Chairman of the Board of Directors in a non-executive officer, non-employee capacity during his current term as a member of the Board of Directors and thereafter at the pleasure of the Board, if reelected. In that capacity, Mr. Kolb will be paid an annual retainer of $150,000 in lieu of the annual retainer and meeting fees paid to non-employee directors, and he will be available for consultation with the Chief Executive Officer and the Board on a regular basis. Mr. Kolb has also agreed to provide from time-to-time additional consulting services on special projects mutually agreed upon by Mr. Kolb and the Chief Executive Officer or the Board as to scope, timing and compensation on a project-by-project basis. Mr. Kolb will be reimbursed in accordance with Company policies for reasonable and necessary travel and living expenses in connection with his services to the Company.

Principal Stockholders of the Company

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 19, 2001, by (i) each person who is known by the Company beneficially to own more than five percent of the outstanding shares of the Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the Named Executive Officers, and (iv) all of the Company's directors and executive officers as a group. Unless otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                                                    Number of Shares of  Percent
                                                                       Common Stock         of
Name of Beneficial Owner                                            Beneficially Owned    Class
-----------------------                                             -------------------  --------
Jeffrey S. Lorberbaum/(1)/....................................           10,923,685         20.8%
Aladdin Partners, L.P./(2)/...................................            9,900,000         18.9
399 Venture Partners Inc., et al./(3)/........................            5,564,318         10.6
Alan S. Lorberbaum/(4)/.......................................            3,592,978          6.9
FMR Corporation/(5)/..........................................            3,630,720          6.9
David L. Kolb/(6)/............................................              662,685          1.3
Sylvester H. Sharpe/(7)/......................................              494,274            *
Bruce C. Bruckmann/(8)/.......................................              278,798            *
John D. Swift/(9)/............................................               61,698            *
William B. Kilbride/(10)/.....................................               49,585            *
Leo Benatar/(8)/..............................................               31,650            *
Larry W. McCurdy/(8)/.........................................               28,934            *
Robert N. Pokelwaldt/(8)/.....................................               28,934            *
Herbert M. Thornton/(11)/.....................................               14,861            *
All directors and executive officers as a group (10 persons)..           12,575,104           24%

  *  Less than one percent.
(1) The address of Mr. Jeffrey Lorberbaum is 2001 Antioch Road, Dalton, Georgia 30721. Includes 9,900,000 shares held by Aladdin Partners, L.P., with respect to which Mr. Lorberbaum may be deemed to share voting and investment power. Mr. Lorberbaum is the owner of 100% of the outstanding voting stock of ASL Management Corp., the majority general partner of Aladdin Partners, L.P. Mr. Lorberbaum disclaims beneficial ownership of the shares held by Aladdin Partners, L.P. Also includes 288,884 shares owned by The Alan S. Lorberbaum Family Foundation, of which Mr. Jeffrey Lorberbaum is a trustee and may be deemed to share voting and investment power. Mr. Jeffrey Lorberbaum disclaims beneficial ownership of the shares held by The Alan S. Lorberbaum Family Foundation. Includes 523,590 shares held in the JMS Group Limited Partnership. Includes 77,400 shares issuable upon the exercise of currently vested options and 9,050 shares issued pursuant to the Company's Executive Incentive Program, of which 2,990 are restricted shares and 288 shares owned pursuant to the company's 401(K) Plan.
(2) The address of Aladdin Partners, L.P. is 2001 Antioch Road, Dalton, Georgia 30721. ASL Management Corp. is the majority general partner of Aladdin Partners, L.P. and shares voting and investment power with respect to these shares. The address of ASL Management Corp. is 2001 Antioch Road, Dalton, Georgia 30721. Mr. Jeffrey Lorberbaum is the owner of 100% of the outstanding voting stock of ASL Management Corp. and, as a result, may be deemed to share voting and investment power with respect to these shares. Mr. Barry L. Hoffman is a director of ASL Management Corp. and, as a result of such position, may be deemed to share voting and investment power with respect to these shares. Excludes 3,500 shares owned of record by Mr. Hoffman in his individual capacity. The business address of Mr. Hoffman is Joseph Decosimo & Company, 1100 Tallan Building, Two Union Square, Chattanooga, Tennessee 37402. Each of ASL Management Corp., Mr. Jeffrey Lorberbaum and Mr. Hoffman disclaim beneficial ownership of the shares held by Aladdin Partners, L.P.
(3) Based upon a Schedule 13G dated February 7, 2001 jointly filed with the Commission by 399 Venture Partners, Inc., Citibank, N.A., Citicorp, Citigroup Holdings Company and Citigroup, Inc. The address of 399 Venture Partners, Inc. is 399 Park Avenue, New York, New York 10043.
(4) The address of Mr. Alan S. Lorberbaum is 822 Atkinson Drive, Dalton, Georgia 30721. Represents shares held by The 1999 Lorberbaum Holdings Trust, of which Mr. Alan Lorberbaum is the sole beneficiary. The Bessemer Trust Company serves as trustee of The 1999 Lorberbaum Holdings Trust and may therefore be deemed to possess voting and investment power with respect to such shares. The Bessemer Trust Company disclaims beneficial ownership of the shares held by The 1999 Lorberbaum Holdings Trust.
(5) Based upon a Schedule 13G dated February 14, 2001 filed with the Commission by FMR Corporation. The address of FMR Corporation is 82 Devonshire Street, Boston, Massachusetts 02109.
(6) Includes 12,444 shares issued pursuant to the Company's Executive Incentive Program, of which 4,219 are restricted shares, and 1,496 shares owned pursuant to the Company's 401(k) plan. Also includes 4,820 held by two minor children.
(7) Includes 20,100 shares issuable upon the exercise of currently vested options and 3,698 shares issued pursuant to the Company's Executive Incentive Program, of which 913 are restricted shares and 145 shares owned pursuant to the Company's 401(K) Plan. Excludes 61,875 shares held in Aladdin Partners, L.P.
(8) Includes 22,500 shares issuable upon the exercise of currently vested options.
(9) Includes 2,100 shares issuable upon the exercise of currently vested options, 3,842 shares issued pursuant to the Company's Executive Incentive Program, of which 1,330 are restricted shares, and 14,381 shares owned pursuant to the Company's 401(k) plan.
(10) Includes 45,349 shares issuable upon the exercise of currently vested options and 3,944 shares issued pursuant to the Company's Executive Incentive Program, of which 1,413 are restricted shares and 67 shares owned pursuant to the Company's 401(K) Plan.
(11) Includes 12,850 shares issuable upon the exercise of currently vested options, 1,869 shares issued pursuant to the Company's Executive Incentive Program, of which 1,262 are restricted shares, and 142 shares owned pursuant to the Company's 401(k) plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting or are incidental to the conduct of the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

     The Board of Directors has appointed KPMG as auditors of the Company for 2001. KPMG also audited the Company's financial statements for 2000. Representatives of KPMG will be present at the Annual Meeting and will be given an opportunity to make a statement, if they desire, and to respond to appropriate questions.

     The Company will bear the cost of the solicitation of proxies on behalf of the Company. Directors, officers and other employees of the Company may, without additional compensation except for reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of $3,500 plus expenses. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

     Any proposal a Stockholder may desire to have included in the Company's proxy material for presentation at the 2002 Annual Meeting must be received by the Company at Mohawk Industries, Inc., P.O. Box 12069, 160 South Industrial Boulevard, Calhoun, Georgia 30703, Attention: Secretary, on or prior to November 29, 2001. Stockholders may intend to present a proposal from the floor of the 2002 Annual Meeting, and they may commence their own proxy solicitation, rather than having the proposal included in the Company's 2002 annual proxy statement. Under the Company's Bylaws, the Company must receive notice of any such Stockholder proposal prior to November 29, 2001 in order for the notice to be timely. If the Company does not receive notice of the Stockholder proposal prior to November 29, 2001, the Company will retain discretionary voting authority over the proxies returned by Stockholders for the 2002 Annual Meeting with respect to such Stockholder proposal. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Company, on matters not specifically reflected on the proxy card, and on which stockholders have not had an opportunity to vote by proxy.

     If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy card with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a proxy card to be signed representing your shares.

     A list of Stockholders entitled to be present and vote at the Annual Meeting will be available at the offices of the Company, P.O. Box 12069, 160 South Industrial Boulevard, Calhoun, Georgia 30703, for inspection by the Stockholders during regular business hours from May 7, 2001, to the date of the Annual Meeting. The list also will be available during the Annual Meeting for inspection by Stockholders who are present.

     If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.


                                  /s/ JERRY L. MELTON
                                  -------------------

                                  Jerry L. Melton
                                  Vice President & Corporate Secretary

Atlanta, Georgia
March 29, 2001

                                                                      Appendix A
                                                                      ----------

                            Mohawk Industries, Inc.
                            Audit Committee Charter


     1. Purpose. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee shall monitor the Corporation's financial reporting and accounting practices to ascertain that they are within acceptable limits of sound practice in such matters. In furtherance of this purpose, the Audit Committee shall maintain direct communication among the Corporation's independent auditors and manager of internal audit and the Board of Directors. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation and the power to retain outside counsel, auditors or other experts for this purpose.

     The Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information about the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the outside auditor's work.

     2. Composition and Term of Office. The membership of the Audit Committee shall meet the requirements of the New York Stock Exchange. The members of the Audit Committee shall be nonaffiliated, independent directors, appointed by the Board of Directors, and shall not be officers or employees of the Corporation. The Chairman of the Audit Committee shall be designated by the Board of Directors. In the absence of the Chairman, the members of the Audit Committee may designate a chairman by majority vote.

     3.   Duties and Responsibilities.  The Audit Committee shall:

          (a) Review and reassess the adequacy of this Charter at least annually and submit the Charter to the Board of Directors for approval.

          (b) Study and make recommendations to the Board of Directors with respect to audit policies and procedures and the scope and extent of audits. In consultation with corporate management, the independent auditors, and the internal auditors, consider the integrity of the Corporation's financial reporting processes and controls. Discuss significant financial risk exposures and the steps corporate management has taken to monitor, control, and report such exposures.

          (c) Review the independence and performance of the independent auditors and recommend to the Board of Directors, annually in advance of the annual meeting of stockholders, the selection of the public accounting firm to be the Corporation's independent auditor for that year. As part of such annual review, discuss with the independent auditors all significant relationships they have with the Corporation that could impair the auditors' independence. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

          (d) Satisfy themselves as to the professional competency of the manager of internal audit and the adequacy and quality of performance of his staff in discharging the responsibility of the office.

          (e) Review with the independent auditors and with the manager of internal audit, at a time when the annual audit plan is being developed, the plan's timing, scope, staffing, locations, foreseeable issues, priorities and procedures, the coordination between the independent auditors and the manager of internal audit in executing the plan and the engagement team.

          (f) Review annually the Corporation's internal auditing program and significant reports with the manager of internal audit and corporate management's response and follow-up to those reports.

     Review and assess the adequacy of internal accounting procedures and controls, including a review with the independent auditors of their evaluation of the Corporation's internal controls and discuss significant items with management.

          (g) Review with corporate management and the independent auditors, if necessary, the unaudited quarterly financial results prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution. In discharging this obligation, receive and review, if necessary, a report from the controller as to any unusual deviations from prior practice that were included in the preparation of the interim quarterly results. Review draft press releases of unaudited interim and annual financial results before public release. Press releases and interim financial statements also will be reviewed by the independent auditors prior to public release. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

          (h) Review with corporate management all major accounting policy matters involved in the preparation of interim and annual financial reports and any deviations from prior practice with the independent auditors.

          (i) Review with corporate management, and the independent auditors as deemed necessary, the audited financial results for the year and the proposed footnotes to the financial statements prior to filing or distribution.

          (j) Review with the independent auditors, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, significant disagreements with corporate management, their findings and their recommendations. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

          (k) Review the application of significant accounting and auditing policies, including new pronouncements, to the Company's financial reports.

          (l) Analyze financial reports to understand performance fluctuations between reporting periods and between reports and Plan.

          (m) Review annually the programs that the Corporation has instituted to correct any control deficiencies noted by the manager of internal audit or the independent auditors in their annual review.

          (n) Report annually to the Board of Directors, after the close of each fiscal year but prior to the Corporation's annual meeting of stockholders, as well as on any other occasion, whatever it deems appropriate concerning the activities of the Audit Committee.

          (o) Annually prepare a report to stockholders as required by the Securities and Exchange Commission.

          (p) Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

         4. Frequency of Meetings. The Audit Committee shall meet at least three times per year. Each meeting shall include an executive session with the independent auditors, if required. The first such meeting (October meeting) shall be held at a time when the Committee can review and approve the planned scope of the annual audit with the independent auditors. The second meeting (February meeting) should be held as soon as possible after the completion of the fieldwork of the audit and before the completion of the filing and mailing of the annual proxy statement and Form 10-K. At the February meeting, the independent auditors shall review the communication requirements under AICPA SAS 61, Independence Standards Board Statement No. 1, the annual financial statements in the Form 10-K and the Audit Committee report to stockholders in the proxy statement. The third meeting (May meeting) should be held as soon after completion of the annual audit as possible. At the May meeting, the Audit Committee will review the "Management Letter" that is supplied to the Corporation by its independent auditors upon completion of the annual audit effort. Minutes of each of these meetings shall be kept and the Chief Financial Officer will function as the management liaison officer to this Committee.

     5. Membership. Unless otherwise ordered by the Board of Directors, Messrs. Larry W. McCurdy, Bruce Bruckmann and Robert N. Pokelwaldt shall constitute the members of the Audit Committee, with Mr. McCurdy designated as Chairman. All such members are deemed to be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Audit Committee.

--------------------------------------------------------------------------------
                                     PROXY
                            MOHAWK INDUSTRIES, INC.
                               CALHOUN, GEORGIA
                        ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of Mohawk Industries, Inc., a Delaware corporation ("Mohawk"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Jeffrey S. Lorberbaum and John D. Swift, and each of them, proxies, with full power of substitution, for and in the name of the undersigned, to vote all shares of Mohawk Common Stock which the undersigned is entitled to vote on all matters which may come before the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Mohawk Industries, Inc. to be held on Thursday, May 17, 2001 at 10:00 a.m. local time, at 160 South Industrial Boulevard, Calhoun, Georgia, and at any adjournment or adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof.

(1) The election of two Directors, Leo Benatar and David L. Kolb, for a term of three years and until their successors are elected and qualified:

                 [_]  FOR                      [_]  WITHHOLD AUTHORITY

     For, except vote withheld from the following nominee:

     _______________________________________________

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors. The proxies cannot vote your shares unless you sign and return this Proxy.

--------------------------------------------------------------------------------

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     Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             __________________________________________________
                                           Signature of Stockholder

                             __________________________________________________
                                   Signature of Stockholder (If held jointly)

                             Dated: ____________________________, 2001
                                          Month        Day



     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MOHAWK INDUSTRIES, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.

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